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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    July 24, 2002
(Date of earliest event reported)

divine, inc.
(Exact name of registrant as specified in the charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30043 (Commission File No.)	36-4301991 (IRS Employer Identification No.)

1301 N. Elston Avenue
Chicago, Illinois 60622
(Address of Principal Executive Offices)

(Registrant's telephone number including area code):    (773) 394-6600

Not Applicable
(Former name or former address, if changed since last report)

        divine, inc. (the "Company") is filing this Amended Current Report on Form 8-K/A to amend and restate the Current Report on Form 8-K originally filed on July 17, 2002, in its entirety, except for Exhibit 4.2 which shall remain without modification.

Item 5.    Other Items

        On July 24, 2002, the Company entered into a Second Amended and Restated Securities Purchase Agreement (the "Purchase Agreement") with Oak Investment Partners X, Limited Partnership, Oak X Affiliates Fund, Limited Partnership, Oak Investment Partners IX, Limited Partnership, Oak IX Affiliates Fund, Limited Partnership, Oak IX Affiliates Fund-A, Limited Partnership and certain other investors named therein (collectively, the "Purchasers"), whereby the Company has agreed to issue and sell, and the Purchaser's have agreed to purchase, at a later date, subject to certain conditions (including the approval of the Company's stockholders), 38,659 shares of the Company's Series B-1 Convertible Preferred Stock, at a purchase price of $1,000 per share.

        Pursuant to the terms and subject to the conditions of the Purchase Agreement, prior to the closing for the sale of the additional shares, the terms and conditions of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock and the terms and conditions of the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock will each be amended by the Company pursuant to Certificates of Amendment to Certificate of Designations, Preferences and Rights, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively. The parties have also agreed to enter into an Amended and Restated Registration Rights Agreement at such closing, a form of which is attached hereto as Exhibit 10.1, pursuant to which the Company will prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of the Company's common stock issuable pursuant to the terms of the Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock. The terms of the private placement are more fully set forth in the Second Amended and Restated Securities Purchase Agreement attached hereto as Exhibit 4.1.

        Additionally, the Company amended that certain Rights Agreement dated as of February 12, 2001, between the Company and Computershare Investor Services, LLC, as Rights Agent, as amended by Amendment No. 1 to Rights Agreement dated as of July 8, 2001, Amendment No. 2 to Rights Agreement dated as of August 15, 2001, Amendment No. 3 to Rights Agreement dated as of May 29, 2002 and Amendment No. 4 to Rights Agreement dated as of July 16, 2002, to exclude each Purchaser who is or becomes a party to the Purchase Agreement from the definition of Acquiring Person under the Rights Agreement, as amended, but only to the extent such Purchaser or Purchasers would become an Acquiring Person due to the beneficial ownership of Common Stock issued or issuable upon conversion of the Series B-1 Convertible Preferred Stock issued pursuant to the Purchase Agreement or upon conversion of the Series B Convertible Preferred Stock previously issued to such Purchaser.

        On July 25, 2002, the Company issued a press release related to these transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

  (c)
  EXHIBITS.

    The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

divine, inc.
	By:	/s/ JUDE M. SULLIVAN Jude M. Sullivan Senior Vice President and General Counsel
Date: July 25, 2002

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
3.1	Form of Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.
3.2	Form of Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock.
4.1	Second Amended and Restated Securities Purchase Agreement dated as of July 24, 2002, by and between divine, inc. and the investors named therein.
4.2	Amendment No. 5 to Rights Agreement, dated as of July 24, 2002, between divine, inc. and Computershare Investor Services, LLC, as Rights Agent.
10.1	Form of Amended and Restated Registration Rights Agreement, by and between divine, inc. and the investors named therein.
99.1	Press Release of divine, inc., dated July 25, 2002.

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  Item 5. Other Items
  Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX